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                                                                   Exhibit 11(f)


                             DAY, BERRY & HOWARD
                                  CITY PLACE
                           HARTFORD, CT  06103-3499






                                            February 13, 1996



The Galaxy Fund
440 Lincoln Street
Worcester, MA  01605-1959

Gentlemen:

        We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us under the caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 27 to your Registration Statement on Form N-1A (No. 33-4806) as filed with the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/ Day, Berry & Howard
                                            -----------------------
                                            DAY, BERRY & HOWARD